UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2011

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
Clayton, Missouri  63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events

The Company announced that it had declared normal quarterly cash dividends of U.S. $0.10 per share on the Company’s common stock for the calendar year 2012, with record dates of March 1, 2012, June 1, 2012, September 4, 2012, and December 3, 2012, and payment dates of March 15, 2012, June 15, 2012, September 18, 2012, and December 17, 2012, respectively.

Item 9.01 – Financial Statements and Exhibits

A copy of the press release is included as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

Date: November 18, 2011	By:	/s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President, Secretary and Treasurer

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